Exhibit 3.27

STATE OF DELAWARE

CERTIFICATE OF FORMATION OF

BROADCAST DATA SYSTEMS, LLC

FIRST:	The name of the limited liability company is: BROADCAST DATA SYSTEMS, LLC.

SECOND:	The address of its registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its Registered Agent at such address is National Corporate Research, Ltd.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 13th day of August, 1998.

/s/ Mark Borino
Mark Borino
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 08/13/1998
981318948 – 2933401

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:55 PM 01/22/2004
FILED 06:55 PM 01/22/2004
SRV 040048409 – 2933401 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION INTO

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Broadcast Data Systems, LLC and the name of the corporation being merged into this surviving limited liability company is Broadcast Data Support, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.

THIRD: The name of the surviving limited liability company is Broadcast Data Systems, LLC.

FOURTH: The merger is to become effective on January 23, 2004.

FIFTH: The Agreement of Merger is on file at 770 Broadway, New York, NY 10003, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, the 22nd day of January, A.D., 2004.

By:	/s/ Frederick A. Steinmann
Authorized Person
Name:	Frederick A. Steinmann
Print or Type
Title:	Vice President